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EXHIBIT 21 - SUBSIDIARIES


                        MICROS SYSTEMS, INC. SUBSIDIARIES

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                                                                                Jurisdiction Of
Name of Subsidiary                                                               Incorporation
------------------                                                               -------------

Hospitality Technologies, S.A.                                                     Argentina

HotelBANK Asia Pacific Pty Ltd.                                                    Australia

MICROS-Fidelio Australia Pty Ltd.                                                  Australia

MICROS Foreign Sales Corporation                                                   Barbados

Merchants Information Solutions, Ltd.                                               Canada

MICROS-Fidelio Information Systems (Shanghai) Co.
Ltd.                                                                                 China

Fidelio Software (China) Ltd.                                                        China

MSI Delaware, LLC                                                                  Delaware

MICROS-Fidelio Software Deutschland GmbH                                  Federal Republic of Germany

MICROS Systems Holding GmbH                                               Federal Republic of Germany

Fidelio Cruise GmbH                                                       Federal Republic of Germany

MICROS-Fidelio Software GmbH & Co. KG                                     Federal Republic of Germany

Indatec GmbH & Co.KG                                                      Federal Republic of Germany

MICROS- Fidelio (Ireland), Ltd.                                                     Ireland

Fidelio Nordic Oy                                                                   Finland

Fidelio Cruise, Inc.                                                                Florida

MICROS-Fidelio France, S.A.                                                         France

MICROS-Fidelio Hong Kong, Ltd.                                                     Hong Kong

Fidelio India Private Ltd.                                                           India

MICROS-Fidelio Italia S.r.l.                                                         Italy

MICROS-Fidelio Japan Ltd.                                                            Japan

MICROS-Fidelio Southeast, Inc.                                                     Maryland

MICROS-Fidelio Mexico S.A. de C.V.                                                  Mexico

MICROS-Fidelio Worldwide, Inc.                                                      Nevada

MICROS-Fidelio Southwest, Inc.                                                      Nevada

Fidelio Nordic Norway A/S                                                           Norway

MICROS-Fidelio Software Portugal, ULDA                                             Portugal

MICROS-Fidelio Singapore Pte Ltd.                                                  Singapore

MICROS Fidelio South Africa (Pty) Ltd.                                           South Africa

MICROS-Fidelio Espana S.L.                                                           Spain

Fidelio Nordic Sweden A.B.                                                          Sweden

Hotelbk A.B.                                                                        Sweden

MICROS-Fidelio Software (Thailand) Co. Ltd.                                        Thailand

MICROS-Fidelio U.K. Ltd.                                                        United Kingdom

The Company has additional subsidiaries, which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.




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